ASSIGNMENT

KNOW ALL MEN BY THESE PRESENTS:

This Assignment (“Assignment”) is made and entered into to be effective the 18th day of March, 2009, by and between Diversified Group, LLC, hereinafter "Assignor," whose address is 215 West Main, Suite 200, Norman, OK 73069 and Bonanza Oil & Gas, Inc., hereinafter referred to as “Assignee”, and whose address is 3417 Mercer, Suite E, Houston, TX 77027.

Assignor, in and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, does hereby grant, bargain, sell, assign, transfer and convey unto Assignee, certain leasehold rights and interests in and to the following:

The Windy Vista # 1-22 well, located in Section 22, Township 24 North, Range 5 West of the Indian Meridian, Garfield County, OK, API Number 04724396, including the associated oil and gas leases, contractual rights and interest which in any way relate or pertain to the referenced Windy Vista #1-22 well.

Assignor collectively assigns to Assignee, a Ten Percent (10%) carried working interest (CWI) in the wellbore rights of the Windy Vista No. 1-22 well.  This assignment is not proportionately reduced against the proportionate interest of the Assignor and is a full 10% working interest.  Assignor intends to pay Assignee its proportionate share of the total net revenue interest from the well after deducting standard operating charges, taxes, and all royalty burdens.  Assignor will cover Assignees proportionate share of any reworking costs on the actual Windy Vista No. 1-22 well.

Additionally, Assignor will collectively assign to Assignee, a Ten Percent (10%) non-carried working interest in the Windy Vista unit and associated leases.  Should any new wells be proposed and/or drilled or completed, then Assignee will cover those costs proportionately out of pocket in accordance with the Joint Operating Agreement (JOA).  Assignor will be paid as per the JOA for any proceeds derived outside the wellbore of the Windy Vista No. 1-22 well.

Assignee agrees to assume its proportionate part of all obligations associated with the interests, including royalty interests, overriding royalty interest, production payments and other burdens relating to the interest hereby conveyed and Assignee agrees to be bound and abide by all contracts, agreements and governmental rules and regulations associated with such interests.  The interest conveyed hereby shall be subject a certain Joint Operating Agreement (JOA) which was entered into to be effective on 4/22/2010.

Assignor its successors and assigns, hereby specially warrants to and with said Assignee, by delivery of these presents that it is lawfully seized in its own right of an indefeasible estate in the above granted and described premises, with the appurtenances; that the same are free, clear, and discharged and unencumbered of and from any grants, titles, charges, estates, judgments, taxes, assessments and encumbrances, of whatsoever nature and kind by, through and under Assignor, but not otherwise, EXCEPT: Easements and  restrictions of record and special assessments not yet due.  With respect to personality, ASSIGNOR EXPRESSLY DISCLAIMS AND NEGATES (i) ANY IMPLIED OR EXPRESS WARRANTIES OF MERCHANTABILITY, (ii) ANY IMPLIED OR EXPRESS WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, AND (iii) ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER.

Assignor herein grant and transfer to Assignee, its successors and assigns, to the extent granted above and which is so transferable, the benefits of the right to enforce the covenants and warranties, if any, which Assignor is entitled to enforce with respect to Assignor's predecessors in title to the conveyed premises.

The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto together with their respective heirs, successors and assigns.

IN WITNESS WHEREOF, this Assignment is executed the  ____ day of March 2010.

                   Diversified Group, LLC

                                                                                                                                                                                        _______________________________
                   By: Constantine Charalampous, Manager

ACKNOWLEDGMENT

STATE OF OKLAHOMA                  )
)ss:
COUNTY OF         )

Before me, the undersigned, a Notary Public in and for said state, on this____ day of March, 2010, personally appeared Constantine Charalampous, to me known to be the identical person who executed the within and foregoing instrument as Manager of Diversified Group, LLC, and acknowledged to me that he executed the same as the authorized officer of said company and for the uses and purposes therein set forth.

Given my hand and seal the day and year last above written.

(SEAL)

Notary Public_________
My commission expires: ________

RETURN TO:

Diversified Group, LLC
C/O C. Charalampous, PC
215 West Main, Suite 200
Norman, OK 73069

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